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                                                                   EXHIBIT 10.22

                                   SUBLEASE

          THIS SUBLEASE, dated November 16, 1998, is entered into by and between Tularik Inc., a Delaware corporation ("Sublessor"), and GENESOFT INC., a Delaware corporation ("Sublessee").

                                    Recitals

     A. Sublessor leases certain premises (the "Premises") consisting of approximately 80,000 rentable square feet of space located in that certain building located at Two Corporate Drive, South San Francisco, California (the "Building"). Sublessor is the tenant under that certain Build-To-Suit Lease dated the 10/th/ day of February, 1998 (the "Master Lease") with Britannia Biotech Gateway Limited Partnership, a California limited partnership, as landlord ("Master Lessor"). An accurate and complete copy of the Master Lease is attached hereto as Exhibit A. Except as otherwise expressly provided herein, any capitalized terms herein without definition shall have the same meaning as they have in the Master Lease.

     B. Sublessor desires to sublease to Sublessee, and Sublessee desires to Sublease from Sublessor, pursuant to the terms and provisions hereof.

     Now, Therefore, in consideration of the covenants and conditions contained herein, Sublessor and Sublessee agree as follows:

                                   AGREEMENT

     1. Term. The term of this Sublease (the "Term") shall commence (the "Commencement Date") on the later to occur of January 2, 1999 and the issuance of the Certificate of Occupancy for the Premises, and shall expire, unless sooner terminated or extended pursuant to the further provisions hereof, thirty
(30) months after the Commencement Date, or such earlier date as the Master Lease may be terminated pursuant to the terms thereof.

     2. Subleased Premises. During the Term, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, on the terms and conditions set forth herein, approximately eleven thousand (11,000) square feet of the Premises at the Building, as more particularly described on Exhibit B hereto and made a part hereof (the "Subleased Premises").

     3. Option to Extend. In the event Sublessor does not require use of the Subleased Premises at the end of the Term, Sublessee shall have two options to extend the Term ("Options to Extend") for a period of six (6) months each at the same rental rate as is applicable during months 16-30 as set forth below. The Options to Extend shall be contingent on a determination by Sublessor that Sublessor shall not require the Subleased Premises during such respective six
(6) month periods. Sublessee shall notify Sublessor of its intent to exercise its Options to Extend at least six months prior to the expiration of the Term and the first six (6) month period, if applicable.

                                      1.
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     4.   Rent.

     (a) Commencing as of the Commencement Date and continuing thereafter on the first (1st) day of each and every month during the Term, Sublessee shall pay to Sublessor in advance as rent for the Subleased Premises the sums set forth below (such sums, the "Rent").

               Months    Rental Rate
               ------    ------------

               1 - 15      $3.80 per square foot per month

               16 - 30      $3.90 per square foot per month

          Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Rent shall be payable without offset (except as permitted in the Master Lease) to Sublessee at the address set forth herein below or at such other address as may be designated in writing from time to time. The first month's Rent payable hereunder shall be paid by Sublessee upon mutual execution of the Sublease and written consent of Master Lessor. In addition, upon mutual execution of the Sublease and written consent of Master Lessor, Sublessee shall pay Sublessor the sum of Forty One Thousand Eight Hundred Dollars ($41,800) that shall be held as a security deposit by Sublessor.

          (b) Sublessor shall be responsible for the payment of property taxes, property insurance (Building only), common area maintenance, janitorial (excluding lab benches in the Subleased Premises), HVAC (unless such services are requested by Sublessee during times when such services are not required by Sublessor), utilities on the Premises, property dues, elevator maintenance, sprinklers, security, garbage, pest control, earthquake insurance, water treatment, HVAC maintenance, landscaping and parking lot maintenance or any other costs that Sublessor is required to pay under the Master Lease pursuant to its terms; provided, however, that Sublessor shall not be responsible for any other services required by Sublessee. Additional usage or other services required by Sublessee will be billed to Sublessee at Sublessor's fully-burdened cost for such usage or service.

          (c) In the event of any casualty or condemnation affecting the Subleased Premises, Sublessee waives any right to terminate the Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also. terminated as to the Subleased Premises or any portion thereof. In the event of the termination of Sublessor's interest as "Tenant" under the Master lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor or Sublessee.

          (d) Anything in this Sublease to the contrary notwithstanding, Sublessee shall be liable for and shall pay at least ten (10) days prior to delinquency alt taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances or improvements placed by or on behalf of Sublessee in, about, upon or in connection with the Subleased Premises.

     5. Condition of the Subleased Premises/Improvements. Sublessor represents and warrants that the HVAC, plumbing, electrical and roof respecting the Subleased Premises and existing improvements, fixtures and equipment contained within the Subleased Premises are in

                                      2.
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operating condition on the Commencement Date. Except as set forth in the immediately preceding sentence, Sublessor has made no representations or warranties of any kind or nature whatsoever respecting the Subleased Premises, their condition or suitability for Sublessee's use. Sublessee has inspected the Subleased Premises and agrees to accept the Subleased Premises "as is, where is," with all faults, without any obligation on the part of Sublessor to modify, improve or otherwise prepare the Subleased Premises for Sublessee's occupancy. Sublessee may retain a licensed contractor to alter, add to or improve the Subleased Premises in accordance with the requirements of all laws, ordinances, codes, orders, rules and regulations of any governmental authority having jurisdiction over the Subleased Premises and without cost to Sublessor following receipt by Sublessee of the written approval of Master Lessor and Sublessor to such alterations, additions or improvements. Any such alterations, additions or improvements shall become the property of Sublessor upon expiration or termination of the Term, except for the items described in Schedule 1 attached hereto. The obligations of Section 13 of this Sublease shall apply to such alterations, additions and improvements.

     6. Use. Sublessee may use the Subleased Premises for any use permitted under the Master Lease and for no other purpose without the approval of the Master Lessor and Sublessor.

     7. Master Lease. This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease. Except for payments of rent under the Master Lease (which payments shall be made by Sublessor) and except for those provisions of the Master Lease excluded by Paragraph 8 below, Sublessee hereby assumes and agrees to perform, during the term of this Sublease, all of Sublessor's obligations under the Master Lease to the extent such obligations are applicable to the Subleased Premises pursuant to this Sublease except for maintenance and repair obligations on the Subleased Premises (.unless caused by the negligence or willful misconduct of Sublessee or unless required to be made to the equipment of Sublessee).

     8.   Incorporation of Master Lease.

     (a) Except as otherwise provided herein, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, the Sublessor being substituted for the "Landlord" in the Master Lease, the Sublessee being substituted for the "Tenant'" in the Master Lease, and this Sublease being substituted for the "Lease" in the Master Lease. The parties specifically agree that any provisions relating to any construction obligations of "Landlord" under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof, are hereby deleted. Sublessor shall not be liable to Sublessee for any failure by Master Lessor to perform its obligations under the Master Lease, nor shall such failure by Master Lessor excuse performance by. Sublessee of its obligations hereunder. Notwithstanding anything in the Master Lease to the contrary, no personal liability shall at any time be asserted or enforceable against any other assets of Sublessor or against Sublessor's stockholders, directors, officers or partners on account of any of Sublessor's obligations or actions under this Sublease.

          (b) Sublessee hereby agrees to indemnify and hold harmless Sublessor from and against any and all claims, liabilities, losses, damages and expenses (including reasonable

                                      3.
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attorneys' fees) incurred by Sublessor arising out of, from or in connection with (i) the use or. occupancy of the Subleased Premises by Sublessee, (ii) any breach or default by Sublessee under this Sublease, or (iii) the failure of Sublessee to perform any obligation under the terms and provisions of the Master Lease assumed by Sublessee hereunder or required to be performed by Sublessee as provided herein, from and after the Commencement Date of this Sublease.

          (c) Sublessor hereby agrees to indemnify and hold harmless Sublessee from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Sublessee arising out of, from or in connection with (i) Sublessor's breach or default of any provision of this Sublease. or any provisions of the Master Lease not assumed by Sublessee hereunder, or (ii) acts or omissions of Sublessor under the Master Lease in connection with the Subleased Premises prior to the Commencement Date of this Sublease.

          (d) Within thirty (30) days after (i) full execution and delivery of this Sublease, and (ii) Master Lessor's consent to tills Sublease has been obtained, Sublessee shall deliver to Sublessor a certificate of insurance evidencing that Sublessor and Master Lessor are named as additional insured on the policy of liability insurance Sublessee is required to maintain respecting the Subleased Premises pursuant to the terms of the Master Lease.

          (e) Sublessee shall not, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and Master Lessor, assign or sublease the Subleased Premises. The consent of Sublessor to any assignment or sublease of the Subleased Premises to any parent, subsidiary or affiliate of Sublessee, or any party that acquires all or substantially all of the assets or stock of Sublessee, shall not be required.

  9.      Sublessor's Obligations.

          (a) Sublessor agrees to make timely payments of the rent due under the Master Lease to the end that the Master Lease shall not be terminated due to the default of Sublessor.

          (b) To the extent that the provision of any services or the performance of any act (collectively "Master Lessor Obligations") is the responsibility of Master Lessor, Sublessor, upon Sublessee's request, shall make reasonable efforts to cause Master Lessor under the Master Lease to perform such Master Lessor Obligations; provided, however, that in no event shall Sublessor be liable to Sublessee for any liability, loss or damage whatsoever in the event that Master Lessor should fail to perform the same, nor shall Sublessee be entitled to terminate this Sublease, unless such failure is the result of an event of default on the part of Sublessor under this Sublease, the Master Lease, or both. It is expressly understood that Sublessor does not assume Master Lessor Obligations and that the Master Lessor Obligations will in fact be furnished by Master Lessor and not Sublessor, except to the extent otherwise provided herein.

          (c) Except as provided in this Section 9, Sublessor shall have no other obligations to Sublessee with respect to the Subleased Premises or the performance of the Master Lessor Obligations.

     10. Assignment and Subletting. Sublessor shall not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Subleased Premises, this Sublease or any interest therein,

                                      4.
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or permit the use or Occupancy of the Subleased. Premises by any other person other than Sublessee. Any assignment, further subletting, occupancy or use without the prior consent of Sublessee shall, at the option of Sublessee, terminate this Sublease.

     11. Early Termination of Master Lease. If, without the fault of Sublessor or Sublessee, the Master Lease should terminate prior to the expiration of this Sublease, neither party shall have any liability to the other party. To the extent that the Master lease grants Sublessor any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublessor shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

     12. Consent of Master Lessor. If Sublessee desires to take any action which requires the consent of Master Lessor pursuant to the terms of the Master Lease, including, without limitation, making any alterations or entering into a further sublease or assignment of this Sublease, then, notwithstanding anything to the contrary herein, (a) Sublessor shall have the same rights of approval or disapproval as Master Lessor has under the Master Lease, (b) Sublessee shall not take any such action until it obtains the consent of both Sublessor and Master Lessor and (c) Sublessee shall request that Sublessor obtain Master Lessor's consent on Sublessee's behalf, unless Sublessor agrees that Sublessee may contact Master Lessor directly with respect to the specific action for which Master Lessor's consent is required.

     13. Surrender of Subleased Premises. Upon the termination of the Sublease, Sublessee shall surrender the Subleased Premises to Sublessor broom-clean and in the same condition as on the Commencement Date, ordinary wear and tear and damaged caused by Sublessor excepted. In addition, Sublessor may require Sublessee to remove any alterations, additions and improvements made by Sublessee (whether or not made with Sublessor's consent), prior to the termination of the Sublease and to restore the Subleased Premises to its prior condition, normal wear and tear and damage caused by Sublessor excepted, repairing all damage caused by or related to any such removal, all at Sublessee's expense.

     14. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublessor and Sublessee and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions; provided, however, that Master Lessor shall be entitled to the benefit of Sublessee's assumption of Sublessor's obligations, as "Tenant" under the Master Lease, pursuant to Section 8 above.

     15. Signage. Sublessee shall have the right to place: its sign over the entrance to the Subleased Premises but only to the extent permitted by the terms and conditions set forth in the Master Lease; and a sign near the parking lot directing visitors to the entrance to the Subleased Premises; subject to the Sublessor's consent, such consent not to be unreasonably withheld, and the Master Lessor's consent.

     16. Time of Essence. It is expressly understood and agreed that time is of the essence with respect to each and every provision of this Sublease.

                                      5.
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     17.  Brokers.  Sublessor agrees to pay a brokerage commission to Catalyst
Real Estate Group, Sublessor's broker, and Cornish & Carey Commercial Real Estate, Sublessee's broker, in connection with the consummation of this sublease in accordance with a separate agreement. Each party represents and warrants that no other broker participated in the consummation of this sublease and agrees to indemnify, defend, and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims or brokerage commissions or other similar compensation in connection with any conversations, prior negotiations, or other dealings by the indemnifying party with any other broker.

     18. Attorneys' Fees. If any action or proceeding at law or in equity shall be brought to enforce or interpret any of the provisions of this Sublease, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in connection with the prosecution or defense of such action or proceeding.

     19. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Sublessor or Sublessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Sublessor or Sublessee.

     20. Approval of Master Lessor. This Sublease shall be conditioned upon, and shall not take effect until, receipt of the written consent of Master Lessor thereto. Upon receipt of such consent, this Sublease shall be effective as of the date first written above. If such consent shall not be received within thirty (30) business day's of the date of this Sublease, Sublessee or Sublessor may terminate this Sublease by providing written notice thereof to the other. Sublessor and Sublessee acknowledge and agree that in granting such consent, notwithstanding any other provisions contained in or implied in this Sublease, Master Lessor shall not be deemed or construed (a) to have released Sublessor from any responsibility for the full and timely performance of all obligations of Sublessor as Tenant under the Master Lease as it pertains to the Subleased Premises, nor (b) to have authorized Sublessor to act on Master Lessor's behalf in exercising or waiving any rights, remedies or privileges of Master Lessor as Landlord under the Master Lease as it pertains to the Subleased Premises, nor
(c) to have assumed, incurred or undertaken any obligations or liabilities running directly to Sublessee with respect to the Subleased Premises, it being the explicit intention and understanding of the parties that, notwithstanding the incorporation by reference of substantially all of the Master Lease into this Sublease, Master. Lessor and Sublessor shall look solely to one another for the performance of their respective obligations with respect to the Premises as Landlord and Tenant Under tine Master Lease, and that Sublessor and Sublessee shall look solely to one another for the performance of their respective obligations with respect to the Subleased Premises under this Sublease.

                                      6.
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     Executed as of the date first written above.

"Sublessor"                                      "Sublessee"

Tularik Inc.                                     Genesoft Inc.
a Delaware corporation                           a Delaware corporation

By: /s/ Luis Bayol                               By:
   ---------------------------------------          -----------------------
Title:  Director, Finance & Administration          Title:  President & CEO
and Assistant Secretary

                                      7.
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                           CONSENT OF MASTER LESSOR

     Britannia Biotech Gateway Limited Partnership, "Master Lessor" under the Master Lease identified in that certain Sublease dated for reference purposes, November 16, 1998 to which this Consent is attached, hereby consents to said Sublease. This Consent shall not be deemed to relieve Sublessor, as Tenant under the Master Lease, from any obligation or liability thereunder, nor shall this Consent be deemed Master Lessor's consent to any further subletting or assignment.

Master Lessor:

Britannia Biotech Gateway Limited Partnership

By:   /s/ T. J. Bristow
    ----------------------------------

Name:   T. J. Bristow
      --------------------------------

Title:  President
       -------------------------------

Date:   11/12/98
      --------------------------------

                                      8.